EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with this Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2006 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Stephen P.A. Fodor, Ph.D., the Founder, Chairman and Chief Executive Officer of Affymetrix, Inc. certifies that, to the best of such officer’s knowledge:

1.                 the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Affymetrix, Inc.

August 30, 2006	/s/ GREGORY T. SCHIFFMAN
Name: Gregory T. Schiffman
Title: Executive Vice President and Chief Financial Officer